Exhibit 99.3

ARGOTEC INTERMEDIATE HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2015 and 2014
(dollars in millions)

	September 30,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$6.1	$2.5
Accounts receivable, net	16.2	17.5
Inventories	14.3	12.5
Other current assets	1.6	0.3
Total current assets	38.2	32.8

Property, plant and equipment, net	14.8	24.1
Goodwill	65.5	65.9
Intangible assets, net	0.2	0.2
Other assets	0.6	1.8
Total assets	$119.3	$124.8

Liabilities and members’ equity
Current liabilities:
Current portion of long-term debt	$1.7	$3.3
Note payable	—	3.8
Accounts payable	5.5	4.9
Accrued expenses	4.4	2.8
Total current liabilities	11.6	14.8

Long-term debt, less current portion	88.8	60.4
Total liabilities	$100.4	$75.2

Members’ equity:
Members' equity	$18.9	$49.6
Total Members' Equity	18.9	49.6
Total Liabilities and Members' Equity	$119.3	$124.8
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ARGOTEC INTERMEDIATE HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the nine months ended September 30, 2015 and 2014
(dollars in millions)

	Nine Months Ended September 30,
	2015	2014

Net sales	$87.3	$76.2
Cost of goods sold	67.7	57.1
Gross profit	19.6	19.1

Operating expenses:
Selling and marketing	3.2	3.1
General and administrative	3.7	3.4
Research and development	0.6	0.3
Total nonmanufacturing expenses	7.5	6.8

Restructuring and impairment expense	0.5	—
Operating profit	11.6	12.3

Interest expense, net	5.6	2.5
Other expense, net	—	0.6
Income before income taxes	6.0	9.2

Provision for income taxes	0.1	—
Net income	$5.9	$9.2
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ARGOTEC INTERMEDIATE HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
As of September 30, 2015 and 2014
(dollars in millions)

Members' Equity

Balance, December 31, 2013	$43.1
Net Income	9.2
Distributions to Members	(2.7)
Balance, September 30, 2014	$49.6

Balance, December 31, 2014	$48.9
Net Income	5.9
Distributions to Members	(35.9)
Balance, September 30, 2015	$18.9
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ARGOTEC INTERMEDIATE HOLDINGS LLC AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
For the nine months ended September 30, 2015 and 2014
(dollars in millions)

	Nine Months Ended September 30,
	2015	2014

Operating activities:
Net income	$5.9	$9.2
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	—	(0.1)
Depreciation and amortization	2.7	2.4
Change in assets and liabilities net of effect of business acquisitions (Note 3):
Accounts receivable	(2.8)	(6.1)
Inventories	(1.9)	(1.2)
Other current assets	0.1	(0.1)
Accounts payable	1.0	0.5
Accrued liabilities	2.7	1.8
Net cash provided by operating activities	7.7	6.4

Investing activities:
Deposits on property and equipment	0.2	0.2
Purchase of property and equipment	(4.7)	(3.4)
Proceeds from sale-leaseback of buildings	1.4	—
Business acquisitions (Note 3)	—	(25.0)
Net cash used in investing activities	(3.1)	(28.2)

Financing activities:
Proceeds from long-term debt	—	26.0
Repayment of long-term debt	(1.1)	(1.8)
Proceeds from (repayment of) note payable, net	—	2.5
Long-term debt issue costs, net	—	(0.6)
Financing costs	—	—
Contributions from members	—	—
Distributions to members	(35.9)	(2.7)
Net cash provided by financing activities	(37.0)	23.4

Net increase in cash and equivalents	(32.4)	1.6

Effect of exchange rates on cash and equivalents	—	—

Cash and equivalents - beginning	38.5	0.9

Cash and equivalents - ending	6.1	2.5
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ARGOTEC INTERMEDIATE HOLDINGS LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND 2014
(dollars in millions)

(1)	ORGANIZATION AND NATURE OF BUSINESS

Organization:
Argotec Intermediate Holdings LLC (Intermediate Holdings) and its wholly owned subsidiaries, Argotec LLC, Argotec Deutschland GmbH (Deutschland), Argotec International Sales Corporation (Argotec International), Argotec Asia Pacific Limited (Argotec Asia), and Argotec Stevens LLC (Stevens LLC) (collectively, the Company) are owned 100.0% by Argotec Intermediate Holdings Two LLC (Holdings Two).

Deutschland was organized as a German limited liability company (GmbH), wholly owned by Argotec LLC, on December 9, 2013 and began operations in 2014.

The Company formed Stevens LLC on April 17, 2014, to acquire the land and building in connection with the April 30, 2014 business acquisition of Stevens Urethane, a division of JPS Elastomerics Corp. (JPS) (Note 2).

Argotec Asia was organized as a Hong Kong limited liability company, wholly owned by Argotec LLC, on June 17, 2014. Argotec Asia operations began in 2015.

Nature of Business:
The Company is engaged in the manufacture, distribution and sale of highly engineered urethane film and sheets and other urethane products to customers in the aeronautical, transportation, graphics, medical and industrial markets located principally throughout the United States as well as internationally. Argotec International transacts certain foreign sales activities on behalf of the Company.

Principles of Consolidation:
The accompanying consolidated financial statements include the accounts of Intermediate Holdings, Argotec LLC, Deutschland, Argotec International, Argotec Asia, and Stevens LLC. The accounts of the parent company, Holdings Two, are not included in these consolidated financial statements. All significant intercompany transactions and balances have been eliminated.

Basis of Presentation:
These accompanying condensed financial statements are unaudited. The condensed financial statements are prepared on the basis of accounting policies as set forth in Holdings Two's consolidated financial statements as of and for the year ended December 31, 2014. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) have been condensed or omitted in accordance with U.S. GAAP applicable to interim financial statements as set out by Accounting Standards Codification 270 “Interim Reporting”. However, such information reflects all adjustments (consisting or normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods.

The results of operations are not necessarily indicative of the results to be expected for the full year. The unaudited condensed consolidated financial statements and these notes thereto included herein should be read in conjunction with the audited Argotec Intermediate Holdings Two LLC and Subsidiaries Consolidated Financial Statements as of December 31, 2014 and for the year then ended attached in Exhibit 99.1.

(2)	BUSINESS ACQUISITIONS AND DISPOSALS

On April 30, 2014, the Company acquired substantially all of the business assets of Stevens Urethane, a division of JPS, a manufacturer of thermoplastic polyurethane film and sheets, as well as urethane products.

ARGOTEC INTERMEDIATE HOLDINGS LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND 2014
(dollars in millions)

The total purchase price was comprised as follows:

Cash consideration	$25.0
Assumption of current liabilities of predecessor	0.8

$25.8

The purchase price was allocated to property and equipment based on fair value determined by independent appraisal and to the fair value of the other assets and the liabilities based on the amounts expected to be realized or paid. The allocation resulted in goodwill of approximately $13.2 million, which is attributed to future economic benefits.
The following table summarizes the allocation of the purchase price as recorded:

Assets acquired:
Accounts receivable	$3.8
Inventories	3.9
Prepaid expenses	0.1
Property and equipment	3.7
Construction in progress	0.9
Noncompete agreement	0.2
Goodwill	13.2

Total assets acquired	25.8

Liabilities assumed:
Accounts payable and accrued liabilities	(0.8)

Cash consideration	$25.0

Business acquisition costs in the consolidated statements of income includes legal, accounting and consulting fees and other acquisition costs related to these transactions of approximately $0.7 million for the nine months ended September 30, 2014.
The noncompete agreement is presented net of accumulated amortization of approximately $0 at September 30, 2015 and 2014. Annual amortization expense will be approximately $0.1 million each year through 2018 and less than $0.1 million in 2019.
In July 2015 the Company ceased operations at the operating plant in Easthampton, Massachusetts, which was purchased in connection with the Stevens Urethane acquisition. Production along with a significant portion of the equipment was relocated to the Company's Greenfield facilities, and a majority of the employees continued their employment in Greenfield. The Easthampton building and land, with a net book value of approximately $1.4 million at September 30, 2015, is classified as assets held for sale.

(3)	INVENTORIES
Inventories consist of the following:

	2015	2014

Raw materials	$9.7	$9.0
Finished goods	4.6	3.5

	$14.3	$12.5

ARGOTEC INTERMEDIATE HOLDINGS LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND 2014
(dollars in millions)

(4)	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	2015	2014

Buildings and improvements	$—	10.5
Machinery and equipment	12.0	11.3
Land and improvements	—	1.1
Office furniture and equipment	0.5	0.3
Construction in progress	7.9	3.9

	20.4	27.1
Accumulated depreciation	(5.6)	(3.0)

	$14.8	$24.1

Depreciation expense totaled approximately $2.4 million and $2.3 million for the nine months ended September 30, 2015 and 2014, respectively.

(5)	NOTES PAYABLE

The Company has available a $10.0 million demand revolving line of credit under the terms of a new credit facility (Note 7). Advances, which bear interest at the greater of prime plus 3.0% or LIBOR plus 4.0% (subject to a 5.0% floor), are secured by all assets of the Company. The Company is required to pay a quarterly unused commitment fee of .05% of the average unused amount of the line of credit and an annual administrative fee. There was no outstanding balance at September 30, 2015 or 2014.

(6)	LONG-TERM DEBT

On December 16, 2014, the Company entered in a new credit agreement with a commercial lender that provides for a term note of $93.0 million and a $10.0 million revolving line of credit (Note 5). The proceeds of the term note were used to retire the existing debt facility with a total outstanding balance of $65.8 million, which had been increased in April 2014 in connection with the acquisition (Note 2), and to fund a member distribution in January 2015 of approximately $36.1 million.

The Company must comply with covenants regarding financial reporting and certain financial ratios, the most restrictive of which relate to maximum leverage and fixed-charge coverage. The Company was in compliance with these covenants at September 30, 2015 and 2014.

The new term note bears interest at the greater of prime plus 5.5% or LIBOR plus 6.5% (subject to a 7.5% floor) and is secured by all assets of the Company. Principal payments of $0.6 million are due quarterly beginning April 1, 2015, with a final balloon payment due on December 16, 2019. Interest is payable monthly and was 7.5% at September 31, 2015.

ARGOTEC INTERMEDIATE HOLDINGS LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND 2014
(dollars in millions)

Remaining annual maturities of long-term debt are as follows:

2015	$0.6
2016	2.4
2017	2.3
2018	2.3
2019	84.2

$91.8

The term note is presented net of debt origination fees of $1.6 million. These fees are being amortized using the effective interest method producing a rate of 7.95%. Amortization of these fees totaled $0.1 million and $0 in 2015 and 2014, respectively, and is included in interest expense.

Remaining annual amortization of debt origination fees is as follows:

2015	$0.1
2016	0.3
2017	0.3
2018	0.3
2019	0.3

$1.3

Financing costs are presented net of accumulated amortization of approximately $0.1 at September 30, 2015. Annual amortization expense related to these costs will be less than $0.1 million for each of the next five years. Financing and other costs related to the retired debt, net of accumulated amortization, are reported in other expenses as a loss on extinguishment of debt in 2014.

(7)	ASSETS AND LIABILITIES MEASURED AT FAIR VALUE

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The carrying value of financial instruments including cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to their short-term maturities.

Based on the borrowing rates currently available to the Company for loans with similar terms, variable rates and average maturities, the carrying amount of long-term debt, net of debt origination fees, approximates fair value (Note 6).

(8)	RELATED PARTY TRANSACTIONS

Argotec LLC has a professional service agreement with a limited partnership that has an indirect ownership interest in the parent of Holdings Two. The agreement provides for annual management fees equal to the greater of $0.9 million or 2% of the limited partnership's investment in the parent of Holdings Two ($0.8 million at September 30, 2015 and 2014), payable in quarterly installments. These management fees totaled approximately $0.7 million for each of the nine months ended September 30, 2015 and 2014. At September 30, 2015 and 2014, approximately $0.2 million of these management fees are included in accrued liabilities.

The Company paid directors fees totaling less than $0.1 million for each of the nine months ended September 30, 2015 and 2014 to members of the Board of Directors. These directors have a minimal combined ownership interest in the parent of Holdings Two of less than 5%.

ARGOTEC INTERMEDIATE HOLDINGS LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND 2014
(dollars in millions)

(9)	SALE-LEASEBACK TRANSACTION

On November 25, 2014, the Company entered into a sale-leaseback agreement under which buildings and land owned by the Company were sold to a third party on December 16, 2014 for $9.9 million and subsequently leased back to the Company pursuant to a 15 year operating master lease with four, five-year extension options. The lease provides for minimum monthly payments of approximately $0.1 million that are subject to an annual increase, equal to the lesser of 2% or 1.25 times the change in the price index, and the payment of insurance, taxes, utilities and maintenance expenditures. The total minimum lease payments are being expensed in equal annual amounts over the life of the lease. At September 30, 2015 and 2014, the difference between lease payments and amounts expensed was less than $0.1 million. The transaction resulted in a deferred loss of approximately $0.2 million, which is included in other assets at September 30, 2015, and will be amortized over the initial 15 year lease term through 2029.

On January 16, 2015, the Company entered into another sale-leaseback agreement with the same third party to sell a building at its recently acquired cost to the Company of $1.4 million. The master lease agreement was amended on February 19, 2015, after the sale was completed, to include additional minimum monthly payments of less than $0.1 million.

In accordance with U.S. GAAP, there is no continued involvement that precludes this sale-leaseback accounting.

Approximate future minimum lease payments under this master lease are as follows:

2015	$0.2
2016	0.9
2017	0.9
2018	1.0
2019	1.0
Thereafter	10.9

$14.9

(10)	CONCENTRATIONS AND CREDIT RISK

The Company has concentrations in customer sales and accounts receivable. Sales to a major customer represented approximately 13% and 14% of total sales in 2015 and 2014, respectively. Approximately 18% of accounts receivable are due from one customer at September 30, 2015 and approximately 14% of accounts receivable are due from one customer at September 30, 2014.

The Company also purchased approximately 66% and 68% of materials from two vendors for the nine months ended September 30, 2015 and 2014, respectively.

(11)	RETIREMENT PLAN

The Company offers a safe harbor 401(k) profit sharing plan. Under this plan, eligible employees may elect to make contributions pursuant to a salary reduction agreement. The Company makes matching contributions equal to 100% of the first 3% and 50% of the next 2% of eligible compensation. Additional Company profit sharing contributions are discretionary. Company matching contributions totaled approximately $0.3 million and $0.2 million for the nine months ended September 30, 2015 and 2014, respectively.

ARGOTEC INTERMEDIATE HOLDINGS LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND 2014
(dollars in millions)

(12)	COMMITMENTS AND CONTINGENCIES

Lease Commitments:
The Company leases vehicles under operating lease agreements that expire at various dates through 2016. Lease expense under these agreements totaled less than $0.1 million for the nine months ended September 30, 2015 and 2014, respectively. Approximate future minimum payments required under these leases are less than $0.1 million in 2015 and 2016.

Employee Separation Agreements:
Effective December 31, 2014, the Company entered into separation agreements with two former key employees. The agreements provide for a continuation of salary and health and dental insurance coverage through December 31, 2015. The former employees remain eligible to receive 2015 performance bonuses of up to 40% of the severance period salary, payable only if the Company sells substantially all of its assets. Pursuant to the employment agreements in place, the former employees are bound by noncompete covenants and provisions for non solicitation of Company employees for three years. Accrued expenses include approximately $0.4 million at September 30, 2015 for salary payments due under the agreements through December 31, 2015.

Special Long Term Bonus:
The Company offers a "Special Bonus" plan to key employees to reward potential long-term commitment and contribution to Company success. The plan will provide incentive bonuses based on attainment of specific financial thresholds, the occurrence of certain triggering events, and compliance with noncompete covenants and provisions for non solicitation of Company employees, vendors and customers both while employed by the Company and for two years after termination of employment. There are no accruals related to this bonus plan because of its contingent nature.

(13)	SUBSEQUENT EVENTS

On October 28, 2015 the Company was acquired by SWM-Argotec LLC a Delaware limited liability company and indirect wholly-owned subsidiary of Schweitzer-Mauduit International, Inc.

In December 2015, the Company entered into an agreement to sell the Easthampton property for $1.1 million.